          As filed with the Securities and Exchange Commission on April 14, 2004
                                                     Registration No. 333-114245


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------


                      PRE-EFFECTIVE AMENDMENT NO. 1 TO THE

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        --------------------------------

                         ANDREA ELECTRONICS CORPORATION
             (Exact name of registrant as specified in its charter)

NEW YORK                                              11-0482020
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

                              45 MELVILLE PARK ROAD
                            MELVILLE, NEW YORK 11747
                                 (631) 719-1800
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                     Copies to:
      PAUL E. DONOFRIO                       LAWRENCE M.F. SPACCASI, ESQ.
CHIEF EXECUTIVE OFFICER & PRESIDENT              THOMAS J. HAGGERTY, ESQ.
  ANDREA ELECTRONICS CORPORATION           MULDOON MURPHY FAUCETTE & AGUGGIA LLP
      45 MELVILLE PARK ROAD                   5101 WISCONSIN AVENUE, N.W.
    MELVILLE, NEW YORK 11747                    WASHINGTON, D.C. 20016
       (631) 719-1800                              (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.
[  ] -----------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREFORE BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fee - Securities and Exchange Commission                   $   470
American Stock Exchange Listing Fee                                      45,000
Legal Fees and Disbursements*                                            30,000
Accounting Fees and Disbursements*                                        5,000
Legal Fees and Expenses in Connection with Blue Sky Filings               1,200

       Total                                                            $81,670
---------------------
*Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 722 of the Business Corporation Law of the State of New York empowers a New York corporation to indemnify any person made, or threatened to be made, a party to any action or proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that such person, such person's testator or such person's intestate is or was a director or officer of the corporation, or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such person acted in good faith, for a purpose which such person reasonably believed to be in, or, in the case of services for any other corporation or other enterprise, not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful.

     The termination of any action or proceeding by judgment, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith, for a purpose which such person reasonably believed to be in, or, in the case of services for any other corporation or other enterprise not opposed to, the best interests of the corporation, or had reasonable cause to believe that such person's conduct was unlawful.

     In the case of an action by or in the right of the corporation, Section 722 empowers a corporation to indemnify any person made or threatened to be made a party to any action in any of the capacities set forth above against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by such person in connection with the defense or settlement of such action or an appeal therein, if such person acted in good faith, for a purpose which such person reasonably believed to be in, or, in the case of services for any other corporation or other enterprise, not opposed to, the best interests of the corporation, except that indemnification is not permitted in respect of

     (1) a threatened action or pending action which is settled or otherwise disposed of or

     (2) any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Section 723 provides that a New York corporation is required to indemnify a person who has been successful, on the merits or otherwise, in the defense of an action described in Section 722.

     Section 721 provides that indemnification provided for by Section 722 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws,

     (a) a resolution of shareholders,

     (b) a resolution of directors, or

     (c) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated.

     Andrea's Certificate of Incorporation provides that the personal liability of the directors of Andrea is eliminated to the fullest extent permitted by
Section 402(b) of the Business Corporation Law of the State of New York. In addition, the By-Laws of Andrea provide in substance that, to the fullest extent permitted by New York law, each director and officer shall be indemnified by Andrea against reasonable expenses, including attorneys' fees, and any liabilities which such officer may incur in connection with any action to which such officer may be made a party by reason of being or having been a director or officer of Andrea. The indemnification provided by Andrea's By-Laws is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled.

ITEM 16.  EXHIBITS.

A.       Exhibits

Exhibit
Number           Description

3.1 Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Form 10-K for the year ended December 31, 1992)

3.2 Certificate of Amendment of the Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Form 10-K for the year ended December 31, 1997)

3.3 Certificate of Amendment of the Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed November 30, 1998)

3.4 Certificate of Amendment of the Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed June 22, 1999)

3.5 Certificate of Amendment of the Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed October 12, 2000)

3.6 Certificate of Amendment of the Restated Certificate of Incorporation of Registrant dated August 22, 2001 (incorporated by reference to Exhibit 3.6 of the Registrant's Annual Report on Form 10-K filed April 1, 2002)

3.7 Certificate of Amendment of the Restated Certificate of Incorporation of Registrant dated February 5, 2003 (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form 8-A/A filed February 6, 2003)

3.8 Certificate of Amendment to the Certificate of Incorporation of the Registrant dated February 23, 2004 (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form 8-K filed February 26, 2004)

3.9              Amended By-Laws of Registrant (incorporated by reference to
                 Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed November 30, 1998)

4.1 Securities Purchase Agreement, dated as of June 10, 1998, relating to the sale of the Registrant's 6% Convertible Notes due June 10, 2000 (with forms of Note and Registration Rights Agreement attached thereto) (incorporated by reference to
                 Exhibit 4.1 of the Registrant's Form S-3, No. 333-61115, filed August 10, 1998)

4.2 Securities Purchase Agreement, dated October 5, 2000, by and between HFTP Investment L.L.C. and the Registrant (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed October 12, 2000)

4.3 Registration Rights Agreement, dated October 5, 2000, by and between HFTP Investment L.L.C. and the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed October 12, 2000)

4.4 Rights Agreement, dated as of April 23, 1999 between Andrea and Continental Stock Transfer and Trust Company, as Rights Agent, including the form of Certificate of Amendment to Certificate of Incorporation as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Shares of Series A Preferred Stock (incorporated by reference to Exhibit
                 4.1 of the Registrant's Current Report on Form 8-K filed
                 May 7, 1999)

4.5 Securities Purchase Agreement, dated as of February 20, 2004, by and between the Selling Stockholders and the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed February 26, 2004)

4.6 Registration Rights Agreement, dated as of February 23, 2004, by and between the Selling Stockholders and the Registrant (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed February 26, 2004)


5.1              Form of Opinion of Counsel (previously filed)

23.1             Consent of Independent Public Accountants (previously filed)

23.2 Consent of Counsel (contained in Exhibit 5.1) (previously filed)

24.1 Power of Attorney relating to subsequent amendments (previously filed)


B.       FINANCIAL STATEMENTS & SCHEDULES

     All schedules for which provision is made in Regulation S-X of the Securities and Exchange Commission either are not required under the related instructions or the information required to be included therein has been included in the financial statements of Andrea.

ITEM 17. UNDERTAKINGS.

(a)     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 14th day of April, 2004.

                                        ANDREA ELECTRONICS CORPORATION


                                        By:/s/ Paul E. Donofrio
                                           -------------------------------------
                                           Paul E. Donofrio
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                                      Chairman of the Board and
            *                         Corporate Secretary
-------------------------------
    Douglas J. Andrea



                                      President and Chief Executive
                                      Officer and Director                           April 14, 2004
-------------------------------       (principal executive officer)
    Paul E. Donofrio



                                      Vice President and
                                      Chief Financial Officer                        April 14, 2004
-------------------------------       (principal financial and accounting officer)
     Corisa L. Guiffre



            *                         Director
-------------------------------
     John R. Croteau


            *                         Director
-------------------------------
     Gary A. Jones


            *                         Director
-------------------------------
     Scott Koondel


            *                         Director
--------------------------------
     Louis Libin


            *                         Director
--------------------------------
     Joseph J. Migliozzi


            *                         Director
--------------------------------
     Jonathan Spaet


*Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration Statement on Form S-3 for Andrea Electronics Corporation on April 6, 2004.



                                   Vice President and
/s/ Corisa L. Guiffre              Chief Financial Officer        April 14, 2004
-------------------------------
     Corisa L. Guiffre

                                  EXHIBIT INDEX
                    (PURSUANT TO ITEM 601 OF REGULATION S-K)



Exhibit
Number           Description

3.1 Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Form 10-K for the year ended December 31, 1992)

3.8 Certificate of Amendment of the Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Form 10-K for the year ended December 31, 1997)

3.9 Certificate of Amendment of the Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed November 30, 1998)

3.10 Certificate of Amendment of the Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed June 22, 1999)

3.11 Certificate of Amendment of the Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed October 12, 2000)

3.12 Certificate of Amendment of the Restated Certificate of Incorporation of Registrant dated August 22, 2001 (incorporated by reference to Exhibit 3.6 of the Registrant's Annual Report on Form 10-K filed April 1, 2002)

3.13 Certificate of Amendment of the Restated Certificate of Incorporation of Registrant dated February 5, 2003 (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form 8-A/A filed February 6, 2003)

3.8 Certificate of Amendment to the Certificate of Incorporation of the Registrant dated February 23, 2004 (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form 8-K filed February 26, 2004)

3.9              Amended By-Laws of Registrant (incorporated by reference to
                 Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed November 30, 1998)

4.1 Securities Purchase Agreement, dated as of June 10, 1998, relating to the sale of the Registrant's 6% Convertible Notes due June 10, 2000 (with forms of Note and Registration Rights Agreement attached thereto) (incorporated by reference to
                 Exhibit 4.1 of the Registrant's Form S-3, No. 333-61115, filed August 10, 1998)

4.2 Securities Purchase Agreement, dated October 5, 2000, by and between HFTP Investment L.L.C. and the Registrant (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed October 12, 2000)

4.3 Registration Rights Agreement, dated October 5, 2000, by and between HFTP Investment L.L.C. and the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed October 12, 2000)

4.4 Rights Agreement, dated as of April 23, 1999 between Andrea and Continental Stock Transfer and Trust Company, as Rights Agent, including the form of Certificate of Amendment to Certificate of Incorporation as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Shares of Series A Preferred Stock (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed May 7, 1999)

4.5 Securities Purchase Agreement, dated as of February 20, 2004, by and between the Selling Stockholders and the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed February 26, 2004)

4.6 Registration Rights Agreement, dated as of February 23, 2004, by and between the Selling Stockholders and the Registrant (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed February 26, 2004)


5.1              Form of Opinion of Counsel  (previously filed)

23.1             Consent of Independent Public Accountants  (previously filed)

23.2 Consent of Counsel (contained in Exhibit 5.1) (previously filed)

24.1 Power of Attorney relating to subsequent amendments (contained in a signature page) (previously filed)